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                                                                      Exhibit 21




                      HOMECAPITAL INVESTMENT CORPORATION



                          Subsidiaries of the Company



Name                                         Place of Incorporation
------------------------------------------   -----------------------------
HomeOwners Mortgage & Equity, Inc.           Delaware
   (dba) Home, Inc.)
Home Securities One LLC
   (a single member limited liability
    corporation)                             Delaware
Home Securitization Trust I
   (a series business trust)                 Delaware